Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS THIRD QUARTER 2007 ADJUSTED DILUTED EPS OF

$0.58, DOMESTIC UNIT GROWTH OF 5.7%,

COMPANY INCREASES FULL-YEAR 2007 EPS ESTIMATE TO $1.67

SILVER SPRING, Md. (October 24, 2007) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the third quarter 2007:

•

Adjusted diluted earnings per share (“EPS”) for the third quarter increased 16% to $0.58, compared to adjusted diluted EPS of $0.50 for the third quarter 2006. Adjusted diluted earnings per share for the three months ended September 30, 2007 and 2006 exclude reductions of income tax expense related to reversal of provisions for certain income tax contingencies of approximately $0.01 and $0.19 per share, respectively. Diluted EPS for third quarter 2007 was $0.59 compared to $0.69 in the same period of the prior year.

•	Operating income for third quarter 2007 increased 14% to $62.4 million compared to $54.6 million for third quarter 2006.

•	Earnings before interest, taxes and depreciation (“EBITDA”) were $64.6 million for third quarter 2007, an increase of 14% compared to $56.9 million for third quarter 2006.

•	Domestic units increased 5.7 percent from September 30, 2006.

•

Domestic system-wide revenue per available room (RevPAR) increased 5.6% for the third quarter of 2007 compared to the same period of the prior year. Domestic RevPAR for the company’s mid-scale without food and beverage brands (Comfort Inn, Comfort Suites and Sleep Inn), which represent approximately half of the company’s domestic rooms online, increased 6.1% for the third quarter of 2007, with average daily rate increasing 5.4% for those brands.

•

Executed 182 new domestic hotel franchise contracts during the third quarter of 2007 compared to 178 for third quarter 2006. New construction contracts comprised 46% of executed agreements, as compared to 31% in the prior year’s third quarter. Overall, year-to-date, new domestic hotel franchise contracts executed increased 4% to 469 compared to 453 in the same period of the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development increased 18% to 872 hotels representing 68,853 rooms; the worldwide pipeline also increased 18% to 954 hotels representing 76,823 rooms.

•

The company opened its second and third Cambria Suites hotels — in Appleton, Wisconsin and Green Bay, Wisconsin. The fourth Cambria Suites hotel, in Minneapolis, Minnesota, is projected to open in the fourth quarter.

•

Franchising revenues and total revenues increased 15% and 17%, respectively for third quarter 2007 compared to the same period of the prior year. Year-to-date franchising revenues and total revenues have increased 11% and 12%, respectively, compared to the same period of 2006.

•

Franchising margins for the third quarter of 2007 were 70.2% compared to 70.5% for the same period of 2006. Year to date franchising margins were 62.9% compared to 64.9% for the same period of 2006. Franchising margins for the nine months ended September 30, 2007 reflect the impact of $3.7 million of termination benefits for certain executive officers in the first quarter of 2007. Franchising margins for the third quarter 2007 and year-to-date period ended September 30, 2007 also reflect the commencement of direct franchising operations in continental Europe.

•

The company purchased approximately 2.9 million shares of its common stock at an average price of $37.45 for a total cost of $109.2 million under its share repurchase program during the third quarter 2007. Year-to-date through October 24, 2007, the company purchased approximately 4.1 million shares of its common stock at an average price of $37.72 for a total cost of $155.2 million under its share repurchase program.

•	The Company increased its 2007 diluted EPS estimate from $1.62 to $1.67.

“The fundamental strength of our operating model remains strong, as we continue to add more hotels to our distribution system while returning value to our shareholders through share repurchases and dividends,” said Charles A. Ledsinger, Jr., vice chairman and chief executive officer. “By offering hotel owners a well-segmented mix of brands suitable for new construction and conversion development opportunities, we have been able to successfully grow our system size and market share in the lodging segments in which we operate.”

Items Affecting Comparability

Fourth Quarter 2006 Acquisition of Continental Europe Franchising Operations

During the fourth quarter of 2006, the company terminated the master franchising agreement covering continental Europe and acquired the direct franchising operations in this region from the former master franchisor. As a result of the acquisition, franchising revenues and selling, general and administrative costs for the three months ended September 30, 2007 increased approximately $1.0 million and $0.9 million, respectively, compared to third quarter 2006. Franchising revenues and selling, general and administrative costs for the nine months ended September 30, 2007 increased approximately $2.8 million and $2.6 million, respectively, compared to the same period in 2006.

Outlook for 2007

The company’s fourth quarter 2007 diluted EPS is expected to be $0.41. The company expects full year 2007 diluted EPS of $1.67. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for full-year 2007 are expected to be approximately $189 million. These estimates include the following assumptions.

•	The company expects net domestic unit growth of approximately 5% in 2007;

•	RevPAR is expected to increase approximately 4% for fourth quarter 2007 and approximately 4% for full-year 2007;

•	The effective royalty rate is expected to increase 4 basis points for full-year 2007;

•	All figures assume the existing share count and an effective tax rate of 36.0% for fourth quarter 2007 and 36.1 % for full year 2007;

•	All figures assume approximately $3.7 million ($0.03 diluted EPS) of termination benefits expense resulting from the previously announced separations of certain executive officers.

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) generated from its operations to return value to shareholders, primarily through share repurchases and dividends.

The annual dividend rate per common share was increased 13 percent by the Board of Directors in September and is now $0.68. For the three and nine months ended September 30, 2007, the company paid $9.8 million and $29.5 million, respectively, of cash dividends to shareholders.

During the quarter, the company’s Board of Directors authorized an increase under the company’s existing stock repurchase program to acquire up to an additional three million shares of its outstanding common stock. For the three months ended September 30, 2007, the company purchased approximately 2.9 million shares of its common stock at an average price of $37.45 for a total cost of $109.2 million under its share repurchase program. For the nine months ended September 30, 2007, the company purchased approximately 4.1 million shares of its common stock at an average price of $37.72 for a total cost of $155.2 million. At September 30, 2007, the company had authorization to purchase up to an additional 4.0 million shares under the share repurchase program. Repurchases will continue to be made in the open market and through privately negotiated transactions subject to market and other conditions. No minimum number of shares has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 37.8 million shares of its common stock for a total cost of $867.1 million through September 30, 2007. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 70.8 million shares under the share repurchase program at an average price of $12.26 per share.

The company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Thursday October 25, 2007 at 9:30 a.m. EDT to discuss the company’s third quarter results. The call-in number to listen to the call is 1-866-269-9613. International callers should dial 612-234-9960. The conference call also will be Web cast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call on the Web should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The audio of the call will be archived and available on www.choicehotels.com beginning at 1:00 p.m. EDT on October 25 and will be available through November 25 by calling 1-800-475-6701, access code 888352. International callers should dial 320-365-3844 and enter access code 888352.

About Choice Hotels

Choice Hotels International franchises more than 5,500 hotels, representing more than 450,000 rooms, in the United States and 37 countries and territories. As of September 30, 2007, 872 hotels are under development in the United States, representing 68,853 rooms, and an additional 82 hotels, representing 7,970 rooms, are under development in more than 20 countries and territories. The company’s Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn, MainStay Suites and Suburban Extended Stay Hotel brands serve guests worldwide.

Additional corporate information may be found on Choice Hotels’ Internet site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections for the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in Risk Factors section of the company’s Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 1, 2007. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Franchising revenues, franchising margins, adjusted diluted EPS and EBITDA are non-GAAP financial measurements. These financial measurements are presented as supplemental disclosures because they are used by management in reviewing and analyzing the company’s performance. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as total revenues, operating margins, diluted EPS and operating income. The company’s calculation of these measurements may be different from the calculation used by other companies and therefore comparability may be limited. The company has included exhibits accompanying this release that reconcile these measures to the comparable GAAP measurement.

Contacts

David White, Chief Financial Officer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

©2007 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006	Variance		2007	2006	Variance
			$	%			$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$73,219	$64,364	$8,855	14%	$175,723	$157,374	$18,349	12%
Initial franchise and relicensing fees	8,902	7,733	1,169	15%	21,482	20,099	1,383	7%
Brand solutions	3,622	3,171	451	14%	12,603	10,853	1,750	16%
Marketing and reservation	86,795	73,001	13,794	19%	230,646	203,719	26,927	13%
Hotel operations	1,196	1,182	14	1%	3,485	3,342	143	4%
Other	2,675	1,545	1,130	73%	6,362	5,567	795	14%

Total revenues	176,409	150,996	25,413	17%	450,301	400,954	49,347	12%

OPERATING EXPENSES:

Selling, general and administrative	24,230	20,279	3,951	19%	73,735	60,796	12,939	21%
Depreciation and amortization	2,158	2,344	(186)	(8)%	6,410	7,335	(925)	(13)%
Marketing and reservation	86,795	73,001	13,794	19%	230,646	203,719	26,927	13%
Hotel operations	867	820	47	6%	2,402	2,365	37	2%

Total operating expenses	114,050	96,444	17,606	18%	313,193	274,215	38,978	14%

Operating income	62,359	54,552	7,807	14%	137,108	126,739	10,369	8%

OTHER INCOME AND EXPENSES:
Interest expense	3,992	3,207	785	24%	10,206	11,291	(1,085)	(10)%
Interest and other investment income	(534)	(569)	35	(6)%	(2,856)	(1,099)	(1,757)	160%
Equity in net income of affiliates	(462)	(349)	(113)	32%	(837)	(737)	(100)	14%
Loss on extinguishment of debt	—	—	—	NM	—	342	(342)	(100)%

Total other income and expenses, net	2,996	2,289	707	31%	6,513	9,797	(3,284)	(34)%

Income before income taxes	59,363	52,263	7,100	14%	130,595	116,942	13,653	12%
Income taxes	20,969	5,906	15,063	255%	47,241	28,784	18,457	64%

Net income	$38,394	$46,357	$(7,963)	(17)%	$83,354	$88,158	$(4,804)	(5)%

Weighted average shares outstanding-basic	63,556	65,668			64,929	65,272

Weighted average shares outstanding-diluted	64,602	67,152			66,077	67,009

Basic earnings per share	$0.60	$0.71	$(0.11)	(15)%	$1.28	$1.35	$(0.07)	(5)%

Diluted earnings per share	$0.59	$0.69	$(0.10)	(14)%	$1.26	$1.32	$(0.06)	(5)%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands)	September 30, 2007	December 31, 2006

	(Unaudited)
ASSETS
Cash and cash equivalents	$47,354	$35,841
Accounts receivable, net	54,110	41,694
Deferred income taxes	3,062	1,790
Investments, employee benefit plans, at fair value	3,384	—
Other current assets	12,046	7,757

Total current assets	119,956	87,082

Fixed assets and intangibles, net	142,865	144,124
Receivable—marketing fees	87	6,662
Investments, employee benefit plans, at fair value	34,425	31,529
Other assets	40,488	33,912

Total assets	$337,821	$303,309

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current portion of long-term debt	$8,400	$146
Other current liabilities	142,686	139,645

Total current liabilities	151,086	139,791

Long-term debt	269,962	172,390
Deferred compensation & retirement plan obligations	42,290	40,101
Other liabilities	23,482	13,407

Total liabilities	486,820	365,689

Common stock, $0.01 par value	628	664
Additional paid-in-capital	83,373	81,689
Accumulated other comprehensive income (loss)	830	(772)
Treasury stock, at cost	(770,212)	(627,311)
Retained earnings	536,382	483,350

Total shareholders' deficit	(148,999)	(62,380)

Total liabilities and shareholders' deficit	$337,821	$303,309

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$83,354	$88,158

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,410	7,335
Provision for bad debts	133	35
Non-cash stock compensation and other charges	9,164	8,250
Non-cash interest and other income	(1,599)	(385)
Loss on extinguishment of debt	—	342
Dividends received from equity method investees	495	657
Equity in net income of affiliates	(837)	(737)

Changes in assets and liabilities:
Receivables	(12,155)	(8,149)
Receivable - marketing and reservation fees, net	17,248	18,585
Accounts payable	(551)	(2,227)
Accrued expenses and other	(9,403)	(17,237)
Income taxes payable	8,614	19,776
Deferred income taxes	(9,035)	(12,319)
Deferred revenue	(80)	7,142
Other assets	(435)	476
Other liabilities	9,081	5,888

NET CASH PROVIDED BY OPERATING ACTIVITIES	100,404	115,590

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(8,734)	(5,281)
Acquisitions, net of cash acquired	(343)	—
Purchases of investments, employee benefit plans	(7,128)	(7,976)
Proceeds from sales of investments, employee benefit plans	2,703	2,885
Issuance of notes receivable	(5,066)	(1,780)
Collections of notes receivable	675	772
Other items, net	(468)	(859)

NET CASH USED IN INVESTING ACTIVITIES	(18,361)	(12,239)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	(422)	(109)
Net borrowings (repayments) pursuant to revolving credit facility	106,200	(86,500)
Debt issuance costs	—	(477)
Excess tax benefits from stock-based compensation	4,870	12,550
Purchase of treasury stock	(156,749)	(1,326)
Dividends paid	(29,522)	(25,494)
Proceeds from exercise of stock options	5,093	8,162

NET CASH USED IN FINANCING ACTIVITIES	(70,530)	(93,194)

Net change in cash and cash equivalents	11,513	10,157
Cash and cash equivalents at beginning of period	35,841	16,921

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$47,354	$27,078

EXHIBIT 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Nine Months Ended September 30, 2007			For the Nine Months Ended September 30, 2006			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$77.04	62.9%	$48.45	$73.06	62.9%	$45.92	5.4%	— bps	5.5%
Comfort Suites	87.54	66.0%	57.74	83.12	67.4%	55.99	5.3%	(140) bps	3.1%
Sleep	69.53	62.8%	43.69	66.58	62.3%	41.48	4.4%	50 bps	5.3%

Midscale without Food & Beverage	78.20	63.5%	49.67	74.22	63.7%	47.25	5.4%	(20) bps	5.1%

Quality	70.45	54.5%	38.37	67.27	55.6%	37.40	4.7%	(110) bps	2.6%
Clarion	80.39	51.5%	41.38	79.18	51.2%	40.56	1.5%	30 bps	2.0%

Midscale with Food & Beverage	72.76	53.7%	39.10	70.10	54.5%	38.20	3.8%	(80) bps	2.4%

Econo Lodge	54.43	48.1%	26.17	53.21	47.7%	25.38	2.3%	40 bps	3.1%
Rodeway	53.63	47.9%	25.68	52.32	46.7%	24.44	2.5%	120 bps	5.1%

Economy	54.25	48.0%	26.06	53.05	47.5%	25.20	2.3%	50 bps	3.4%

MainStay	69.91	67.8%	47.38	67.39	68.2%	45.97	3.7%	(40) bps	3.1%
Suburban	39.98	68.1%	27.23	38.34	73.9%	28.32	4.3%	(580) bps	(3.8)%

Extended Stay	46.69	68.0%	31.76	43.61	72.8%	31.73	7.1%	(480) bps	0.1%

Total	$72.04	58.0%	$41.80	$68.81	58.5%	$40.28	4.7%	(50) bps	3.8%

	For the Three Months Ended September 30, 2007			For the Three Months Ended September 30, 2006			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$82.60	73.2%	$60.51	$78.25	72.6%	$56.79	5.6%	60 bps	6.6%
Comfort Suites	90.64	72.7%	65.88	86.19	73.3%	63.22	5.2%	(60) bps	4.2%
Sleep	73.09	70.8%	51.72	69.80	69.6%	48.61	4.7%	120 bps	6.4%

Midscale without Food & Beverage	82.93	72.8%	60.35	78.67	72.3%	56.88	5.4%	50 bps	6.1%

Quality	76.08	63.7%	48.47	71.73	64.7%	46.42	6.1%	(100) bps	4.4%
Clarion	85.09	60.0%	51.05	82.51	57.1%	47.14	3.1%	290 bps	8.3%

Midscale with Food & Beverage	78.10	62.8%	49.08	74.19	62.8%	46.60	5.3%	— bps	5.3%

Econo Lodge	59.07	56.3%	33.24	57.22	56.1%	32.11	3.2%	20 bps	3.5%
Rodeway	58.55	57.3%	33.52	57.14	54.9%	31.38	2.5%	240 bps	6.8%

Economy	58.95	56.5%	33.31	57.20	55.9%	31.96	3.1%	60 bps	4.2%

MainStay	73.34	75.3%	55.26	68.86	77.1%	53.12	6.5%	(180) bps	4.0%
Suburban	40.89	70.3%	28.76	38.95	75.4%	29.36	5.0%	(510) bps	(2.0)%

Extended Stay	49.27	71.6%	35.26	44.89	75.7%	34.00	9.8%	(410) bps	3.7%

Total	$76.90	66.9%	$51.43	$72.96	66.8%	$48.72	5.4%	10 bps	5.6%

	For the Quarter Ended		For the Nine Months Ended
	9/30/2007	9/30/2006	9/30/2007	9/30/2006
System-wide effective royalty rate	4.12%	4.07%	4.13%	4.08%

EXHIBIT 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	September 30, 2007		September 30, 2006		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,429	111,505	1,411	110,525	18	980	1.3%	0.9%
Comfort Suites	470	36,688	427	33,573	43	3,115	10.1%	9.3%
Sleep	345	25,617	327	24,609	18	1,008	5.5%	4.1%

Midscale without Food & Beverage	2,244	173,810	2,165	168,707	79	5,103	3.6%	3.0%

Quality	804	77,515	709	69,699	95	7,816	13.4%	11.2%
Clarion	166	23,685	160	23,733	6	(48)	3.8%	(0.2)%

Midscale with Food & Beverage	970	101,200	869	93,432	101	7,768	11.6%	8.3%

Econo Lodge	824	50,273	815	50,013	9	260	1.1%	0.5%
Rodeway	275	16,342	217	13,245	58	3,097	26.7%	23.4%

Economy	1,099	66,615	1,032	63,258	67	3,357	6.5%	5.3%

MainStay	29	2,166	27	2,046	2	120	7.4%	5.9%
Suburban	52	6,691	64	8,441	(12)	(1,750)	(18.8)%	(20.7)%

Extended Stay	81	8,857	91	10,487	(10)	(1,630)	(11.0)%	(15.5)%

Cambria Suites	2	219	—	—	2	219	NM	NM

Domestic Franchises	4,396	350,701	4,157	335,884	239	14,817	5.7%	4.4%

International Franchises	1,137	99,579	1,171	98,811	(34)	768	(2.9)%	0.8%

Total Franchises	5,533	450,280	5,328	434,695	205	15,585	3.8%	3.6%

EXHIBIT 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS—DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Nine Months Ended September 30, 2007			For the Nine Months Ended September 30, 2006			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	26	32	58	38	43	81	(32)%	(26)%	(28)%
Comfort Suites	78	4	82	55	3	58	42%	33%	41%
Sleep	33	1	34	27	1	28	22%	0%	21%

Midscale without Food & Beverage	137	37	174	120	47	167	14%	(21)%	4%

Quality	7	96	103	5	100	105	40%	(4)%	(2)%
Clarion	5	28	33	1	22	23	400%	27%	43%

Midscale with Food & Beverage	12	124	136	6	122	128	100%	2%	6%

Econo Lodge	3	50	53	—	43	43	NM	16%	23%
Rodeway	2	62	64	2	73	75	0%	(15)%	(15)%

Economy	5	112	117	2	116	118	150%	(3)%	(1)%

MainStay	10	1	11	5	1	6	100%	0%	83%
Suburban	10	3	13	9	5	14	11%	(40)%	(7)%

Extended Stay	20	4	24	14	6	20	43%	(33)%	20%

Cambria Suites	18	—	18	20	—	20	(10%)	NM	(10)%

Total Domestic System	192	277	469	162	291	453	19%	(5)%	4%

	For the Three Months Ended September 30, 2007			For the Three Months Ended September 30, 2006			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	10	12	22	14	25	39	(29)%	(52)%	(44)%
Comfort Suites	38	1	39	14	1	15	171%	0%	160%
Sleep	17	—	17	17	1	18	0%	(100)%	(6)%

Midscale without Food & Beverage	65	13	78	45	27	72	44%	(52)%	8%

Quality	2	33	35	—	43	43	NM	(23)%	(19)%
Clarion	1	7	8	—	4	4	NM	75%	100%

Midscale with Food & Beverage	3	40	43	—	47	47	NM	(15)%	(9)%

Econo Lodge	1	22	23	—	20	20	NM	10%	15%
Rodeway	2	23	25	1	25	26	100%	(8)%	(4)%

Economy	3	45	48	1	45	46	200%	0%	4%

MainStay	6	—	6	2	—	2	200%	NM	200%
Suburban	3	1	4	3	3	6	0%	(67)%	(33)%

Extended Stay	9	1	10	5	3	8	80%	(67)%	25%

Cambria Suites	3	—	3	5	—	5	(40)%	NM	(40)%

Total Domestic System	83	99	182	56	122	178	48%	(19)%	2%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	September 30, 2007 Units			September 30, 2006 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	41	121	162	50	108	158	(9)	(18)%	13	12%	4	3%
Comfort Suites	1	258	259	5	197	202	(4)	(80)%	61	31%	57	28%
Sleep Inn	—	113	113	—	95	95	—	NM	18	19%	18	19%

Midscale without Food & Beverage	42	492	534	55	400	455	(13)	(24)%	92	23%	79	17%

Quality	61	12	73	67	11	78	(6)	(9)%	1	9%	(5)	(6)%
Clarion	23	7	30	14	4	18	9	64%	3	75%	12	67%

Midscale with Food & Beverage	84	19	103	81	15	96	3	4%	4	27%	7	7%

Econo Lodge	45	4	49	32	5	37	13	41%	(1)	(20)%	12	32%
Rodeway	52	3	55	56	2	58	(4)	(7)%	1	50%	(3)	(5)%

Economy	97	7	104	88	7	95	9	10%	—	0%	9	9%

MainStay	1	36	37	1	33	34	—	0%	3	9%	3	9%
Suburban	6	31	37	4	19	23	2	50%	12	63%	14	61%

Extended Stay	7	67	74	5	52	57	2	40%	15	29%	17	30%

Cambria Suites	—	57	57	—	33	33	—	NM	24	73%	24	73%

	230	642	872	229	507	736	1	0%	135	27%	136	18%

EXHIBIT 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollar amounts in thousands)	2007	2006	2007	2006
Franchising Revenues:

Total Revenues	$176,409	$150,996	$450,301	$400,954
Adjustments:
Marketing and reservation revenues	(86,795)	(73,001)	(230,646)	(203,719)
Hotel Operations	(1,196)	(1,182)	(3,485)	(3,342)

Franchising Revenues	$88,418	$76,813	$216,170	$193,893

Franchising Margins:

Operating Margin:

Total Revenues	$176,409	$150,996	$450,301	$400,954
Operating Income	$62,359	$54,552	$137,108	$126,739

Operating Margin	35.3%	36.1%	30.4%	31.6%

Franchising Margin:

Franchising Revenues	$88,418	$76,813	$216,170	$193,893

Operating Income	$62,359	$54,552	$137,108	$126,739
Less: Hotel Operations	329	362	1,083	977

	$62,030	$54,190	$136,025	$125,762

Franchising Margins	70.2%	70.5%	62.9%	64.9%

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2007	2006	2007	2006
Net Income	$38,394	$46,357	$83,354	$88,158
Adjustments:
Loss on Debt Extinguishment Costs	—	—	—	217
Reversal of Provisions for Income Tax Contingencies/Unrecognized Tax Benefits	(679)	(12,785)	(301)	(12,581)

Adjusted Net Income	$37,715	$33,572	$83,053	$75,794

Weighted average shares outstanding-diluted	64,602	67,152	66,077	67,009

Diluted Earnings Per Share	$0.59	$0.69	$1.26	$1.32
Adjustments:
Loss on Debt Extinguishment Costs	—	—		—
Reversal of Provisions for Income Tax Contingencies/Unrecognized Tax Benefits	(0.01)	(0.19)	(0.00)	(0.19)

Adjusted Diluted Earnings Per Share (EPS)	$0.58	$0.50	$1.26	$1.13

EBITDA Reconciliation
(in millions)	Q3 2007 Actuals	Q3 2006 Actuals	Full-Year 2007 Outlook
Operating Income (per GAAP)	$62.4	$54.6	$180.4
Depreciation and amortization	2.2	2.3	8.6

Earnings before interest, taxes, depreciation & amortization (non-GAAP)*	$64.6	$56.9	$189.0

*	Nine months ended September 30, 2007 franchising margins, operating income and EBITDA include approximately $3.7 million of severance costs related to the previously announced termination of certain executive officers.